                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Contact:    For Physician Sales & Service, Inc.
            Patrick C. Kelly
            Chairman and Chief Executive Officer
            (904) 281-0011
              or
            David A. Smith
            Executive Vice President and Chief
              Financial Officer
            (904) 281-0011

            Investor Relations:
            Tom Crowley
            Executive Vice President
            (904) 281-0011

            New York Media Contact:
            Sam Ostrow
            (203) 328-3018

            For Gulf South Medical Supply, Inc.
            Thomas G. Hixon
            President and Chief Executive Officer
            (601) 853-4823
              or
            S. Keith Pritchard
            Senior Vice President
            (601) 843-4824

            PHYSICIAN SALES & SERVICE, INC. ANNOUNCES AGREEMENT TO
                    ACQUIRE GULF SOUTH MEDICAL SUPPLY, INC.
       ================================================================
              CREATES NATION'S LEADING ALTERNATE-SITE DISTRIBUTOR

Jacksonville, Florida and Jackson, Mississippi (December 15, 1997) - The Boards of Directors of Physician Sales & Service, Inc. (Nasdaq/NM:PSSI) and Gulf South Medical Supply, Inc. (Nasdaq/NM:GSMS) yesterday unanimously approved a definitive agreement under which Physician Sales & Service, Inc. will acquire Gulf South Medical Supply, Inc., forming the largest distributor of medical products to the alternate-site market, with run-rate revenues of over $1.3 billion. Under the terms of the agreement, holders of Gulf South Medical Supply common stock will receive a fixed ratio of 1.75 shares of Physician Sales & Service common stock for each Gulf South Medical Supply share held. The transaction is valued at approximately $685 million and is expected to be accounted for as a pooling of interests. It is subject to approval by the shareholders of both companies, various state and Federal regulatory agencies, and other customary conditions. Closing of the transaction is expected in the first half of 1998.

     The combined company will be the leading distributor of medical products to the physician-office, extended-care and imaging-provider markets. With 981 sales representatives and 112 service centers, the combined company will serve more than 130,000 customers in all 50 states.

     "This is an extraordinary opportunity," said Patrick C. Kelly, Chairman and Chief Executive Officer of Physician Sales & Service, Inc. "We have been pursuing the opportunity to employ our customer-focused distribution capabilities in this alternate-site market for a long time. This combination not only provides us this opportunity, but partners us with the preeminent distributor of medical products to the extended-care market. Gulf South Medical Supply's materials management expertise, national account focus and customer-service orientation make it a very complementary fit with the Physician Sales & Service organization."

     Thomas G. Hixon, Gulf South Medical Supply's Chairman and Chief Executive Officer, commented, "This merger combines the complementary strengths of two industry leaders and creates the premier alternate-site distributor. Physician Sales & Service's unmatched focus on customer service, consultative selling approach and systems expertise will greatly benefit the Gulf South Medical Supply organization and its customers. This merger is in the best interests of the shareholders, customers and employees of Gulf South Medical Supply and will result in a company that is uniquely positioned to address the supply needs of the rapidly growing alternate-site marketplace."

     Mr. Hixon will join Physician Sales & Service as President and Chief Operating Officer as well as serve as a director of the combined company. The combined company's ten-member Board of Directors will consist of five Physician Sales & Service board members, three Gulf South Medical Supply board members and two newly appointed directors yet to be selected.

     Physician Sales & Service also announced that it will change its name to PSS World Medical, Inc., to better reflect the company's expansion into multiple medical distribution sectors.

     In connection with the merger agreement, Physician Sales & Service and Gulf South Medical Supply mutually have granted each other an option to purchase up to 19.9% of the other's common stock, exercisable under certain circumstances. In the event that the merger is terminated by either company, Physician Sales & Service and Gulf South Medical Supply have agreed that, in certain circumstances, a cash termination fee will be paid.

     Physician Sales & Service, Inc. is the largest distributor of medical supplies, equipment and pharmaceuticals to office-based physicians in the United States. The company also distributes medical supplies in Europe through its World Medical, Inc. subsidiary. In addition, the company is the largest distributor of medical diagnostic imaging supplies, chemicals, equipment, and service to the acute care and alternate-care markets through its subsidiary, Diagnostic Imaging, Inc.

     Gulf South Medical Supply, Inc. is the largest national distributor of medical supplies and related products to the long-term care industry. The company provides products and services to approximately 10,000 long-term care facilities in 50 states. The company's customers range from independent nursing home operators to large national chains offering a broad range of healthcare services, as well as home healthcare and subacute, rehabilitation and transitional care providers. Through its 23 full-service regional distribution centers, the company offers both national coverage to multi-facility customers and local service to individual facilities and independent operators.

     BT Alex. Brown Incorporated and NationsBanc Montgomery Securities acted as financial advisors to Physician Sales & Service, Inc. and Gulf South Medical Supply, Inc., respectively.

     This news release contains forward-looking statements and information that are subject to certain risks, trends and uncertainties detailed in the company's reports filed with the Securities and Exchange Commission, including business and economic conditions, competitive forces and the ability to integrate operations successfully, that could cause results to differ materially from those projected.

        PHYSICIAN SALES & SERVICE, INC./GULF SOUTH MEDICAL SUPPLY, INC.
                               MERGER FACT SHEET

                                                   Physician          Gulf South           Combined
                                                    Sales &             Medical           (PSS World
                                                  Service, Inc.       Supply, Inc.      Medical, Inc.)

Stock Market and General
 Information:
Headquarters                                      Jacksonville          Madison          Jacksonville
                                                      FL                  MS                  FL
Employees                                                2,700              642                 3,342
NASDAQ Symbol                                             PSSI             GSMS                  PSSI
Equity Market Value
 (in millions)1                                     $      936         $    685             $   1,620
Stock Price Per Share1                              $    23.00         $  40.25             $   23.00
Fully-Diluted Shares
 Outstanding (in millions)                                40.7             17.0                  70.5
Operations Data:
Sales and Distribution Centers                              89               23                   112
Customers Served                                       120,000           10,000               130,000
Sales Representative                                       867              114                   981
Delivery Vehicles                                          620               35                   655
SKUs                                                    40,000           18,000                   ---

Run-Rate Financial Information
 (Quarter ended 9/30/97
  annualized dollars in
  millions): Run-Rate
 Revenue Mix:
   Physician Supply                                         66%               7%                   51%
Extended Care                                               --               93%                   23%
   Imaging                                                  32%              --                    24%
   Other                                                     2%              --                     2%

Run-Rate Revenue                                    $  1,012.3         $  293.5             $ 1,305.7
Run-Rate EBITDA2                                    $     53.5         $   31.4             $    84.9

Gross Margin                                              27.4%            22.8%                 26.3%
EBITDA Margin                                              5.3%            10.7%                  6.5%

Other Financial Statistics:
Revenue Growth (Fiscal 1994-1997)                         23.5%            41.1%                 26.4%
 EPS Growth (Fiscal 1994-1997)                            48.1%            41.9%                 44.2%

Pro Forma Total Debt/Capitalization3                      35.2%             0.0%                 24.5%
 Run-Rate EBITDA2/Pro Forma
   Interest Expense3                                       4.4x              NA                   6.9x
Days Sales Outstanding                                      53               66                    56
Inventory Turnover                                         9.0x             7.5x                  8.6x

(1)Based on exchange ratio of 1.75x and PSS closing stock price of $23.00 on December 12, 1997.
(2)Excludes merger-related and other one-time charges and includes financing and other interest income.
(3)Pro forma for $125 million senior subordinated notes offering completed October 1997.